                                      EXHIBIT 21

Exhibit 21.  SUBSIDIARIES OF SCHERER HEALTHCARE, INC.

1.  Medical Waste Systems, Inc.                 Subsidiary
    DBA Bio Systems                             I.D.#22-2853378
    380 Constance Drive
    Warminster, Pennsylvania 18974
    (215) 672-8888

2.  ASH Enterprises, Inc.                       Subsidiary
    2859 Paces Ferry Road, Suite 300            I.D.# 58-1728029
    Atlanta, Georgia 30339
    (770) 333-0066

3.  Bio Systems Partners                        Majority Owned Partnership
    DBA Bio Systems                             I.D.# 58-1822608
    210 Sherwood Avenue
    Farmingdale, New York 11735
    (516) 756-9433

4.  Biofor, Inc.                                Subsidiary
    P.O. Box 629                                I.D.# 58-2105818
    Waverly, Pennsylvania 18471
    (717) 586-1333

5.  BioWaste Management Corp.                   Subsidiary
    2859 Paces Ferry Road, Suite 300            I.D.# 11-2872389
    I.D.# 11-2872389
    Atlanta, Georgia 30339
    (770) 333-0066

6.  BioWaste Systems, Inc.                      Subsidiary
    2859 Paces Ferry Road, Suite 300            I.D.# 58-1803613
    Atlanta, Georgia 30339
    (770) 333-0066

7.  Scherer Laboratories, Inc.                  Subsidiary
    2859 Paces Ferry Road, Suite 300            I.D.# 75-0270890
    Atlanta, Georgia 30339
    (770) 333-0066

8.  Marquest Medical Products, Inc.             Majority Owned Subsidiary
    11039 E. Lansing Circle                     I.D. # 84-0785259
    Englewood, Colorado 80112
    (303) 790-4835